UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) March 8, 2018 (March 7, 2018)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors;

          Appointment of Certain Officers

As previously announced, on March 7, 2018, Darryl G. Smette retired from Panhandle Oil and Gas Inc.’s board of directors after serving on the board since 2010.

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Panhandle Oil and Gas Inc. (the “Company”) held its annual meeting (the “The Annual Meeting”) of shareholders on March 7, 2018, at The Oklahoma History Center in Oklahoma City, Oklahoma.  A quorum consisting of approximately 83% of the Company’s Class A Common Stock issued and outstanding was represented either in person or by proxy.  At the Annual Meeting the Company’s shareholders voted on the following proposals:  (1) election of Lee M. Canaan and Peter B. Delaney as directors to serve three year terms; (2) ratification of selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ended September 30, 2018; and (3) advisory vote on executive compensation.  Voting results of the proposals are as follows:

Proposal #1 – Election of two directors for a term of three years:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Lee M. Canaan	11,346,461	N/A	86,689	N/A	2,519,644
Peter B. Delaney	11,356,422	N/A	76,728	N/A	2,519,644

Proposal #2 – Ratification of selection of Independent Registered Public Accounting Firm:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	13,813,726	91,856	N/A	47,212	0

Proposal #3 – Advisory vote on executive compensation:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	10,717,581	586,493	N/A	129,076	2,519,644

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	March 8, 2018